Exhibit 10.1
Non-Employee Director Compensation Summary
     For the 2006-2007 period, each non-employee director of Range Resources Corporation (the "Company”), other than the Chairman of the Board of Directors (the “Board”), shall receive the following compensation:
     1. Cash retainer fee of $40,000 per year, payable quarterly.
     2. Meeting fees of $1,000 for each Board meeting or meeting of a committee thereof, attended either in person or by telephone.
     3. An award of 12,000 fully vested stock appreciation rights under the Company’s 2004 Non-Employee Director Stock Option Plan.
     4. A grant of 2,500 fully vested shares of restricted common stock under the Company’s 2004 Non-Employee Director Stock Option Plan.
     For the 2006-2007 period, the non-employee Chairman of the Board shall receive the following compensation:
     1. Cash retainer and fee of $135,000 per year payable quarterly in cash.
     2. Meeting fees of $1,000 for each Board meeting or meeting of a committee thereof, attended either in person or by telephone.
     3. An award of 12,000 fully vested stock appreciation rights under the Company’s 2004 Non-Employee Director Stock Option Plan.
     4. A grant of 2,500 fully vested shares of restricted common stock under the Company’s 2004 Non-Employee Director Stock Option Plan.